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                                                                   EXHIBIT 10.42

July 2, 2003


John Reiland
US Dataworks
5301 Hollister Road
Suite 250
Houston, TX 77040

PERSONAL & CONFIDENTIAL
-----------------------



                  MERRIMAN CURHAN FORD & CO. ADVISORY AGREEMENT


Dear Mr. Reiland:

Merriman Curhan Ford & Co. ("MCF") is pleased to act as financial advisor to US Dataworks, Inc. (the "Company"). We will provide financial and capital market advisory services to the Company which may include: (i) review of financial and non-public internal business plans, (ii) evaluation of strategic alternatives based on Company objectives and MCF Industry expertise, (iii) advice on appropriate capital structure and strategies to achieve maximum return to shareholders and (iv) sponsorship for and introductions to institutional investors. The purpose of this letter is to memorialize the terms of our engagement by the Company.

1. SACS. In connection with this engagement, MCF will perform the following services:

         a. INSTITUTIONAL SPONSORSHIP: MCF will review the Company's Investor Presentations (Power Point presentations, handouts, letters to shareholders, etc.) and advise the Company on any recommended changes. MCF will also introduce Company management to its institutional sales force and select institutional investor clients for group and individual meetings.

         b. REVIEW OF FINANCIAL CONDITION/CAPITAL STRUCTURE: MCF will review both publicly available documents and confidential Company materials to determine if the Company has an appropriate capital structure given its market opportunity. MCF may advise changes In capital structure as a result of this review and present strategies to effect such changes. In the event that specific transactions are identified, MCF will execute additional engagement letters to specify the compensation and responsibilities of MCF in each case.

         c. STRATEGIC/COMPETITIVE ANALYSIS: MCF will help the Company assess its strategic positioning within its industry sector and advise the Company on appropriate corporate development strategies including potential acquisition, merger and sale strategies. In the event that specific transactions are identified, MCF will execute additional engagement letters to specify the compensation and responsibilities of MCF in each case.

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US Dataworks, Inc.
July 2, 2003
Page 2


2. INFORMATION PROVIDED TO MCF. In connection with our engagement, the Company has agreed to furnish to MCF, on a timely basis, all relevant information needed by MCF to perform under the terms of this agreement. During our engagement, it may be necessary for us: to interview the management of, the auditors for, and the consultants and advisors to, the Company; to rely (without independent verification) upon data furnished to us by them; and to review any financial and other reports relating to the business and financial condition of the Company as we may determine to be relevant under the circumstances. In this connection, the Company will make available to us such information as we may request, including information with respect to the assets, liabilities, earnings, earning power, financial condition, historical performance, future prospects and financial projections and the assumptions used in the development of such projections of the Company. We agree that all nonpublic information obtained by us in connection with our engagement will be held by us in strict confidence and will be used by us solely for the purpose of performing financial advisory services and will not be used for institutional marketing, sales, trading or market making.

         We do not assume any responsibility for, or with respect to, the accuracy, completeness or fairness of the Information and data supplied to us by the Company or its representatives. In addition, the Company acknowledges that we will assume, without independent verification, that all information supplied to us with respect to the Company will be true, correct and complete in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to us not misleading. If at any time during the course of our engagement the Company becomes aware of any material change in any of the information previously furnished to us, it will promptly advise us of the change.

3. SCOPE OF ENGAGEMENT. The Company acknowledges that we will not make, or arrange for others to make, an appraisal of any physical assets of the Company. Nonetheless, if we determine after review of the information furnished to us that any such appraisal or appraisals are necessary or desirable, we will so advise the Company and, if approved by the Company in writing, the costs incurred in connection with such appraisal(s) will be borne by the Company.

         MCF has been engaged by the Company only in connection with the matters described in this letter agreement and for no other purpose. We have not made, and will assume no responsibility to make any representation in connection with our engagement as to any legal matter.

4. TERM OF ENGAGEMENT. This agreement will be effective for one year from the date this letter agreement is executed. Either party may terminate the relationship, at any time, upon thirty days written notice to the other party. However, Company hereby agrees to a six-month minimum engagement with MCF (the "Initial Term"). In the event of termination or expiration of this agreement, Mss financial advisory fee and expenses incurred will be payable in full.



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US Dataworks, Inc.
July 2, 2003
Page 3


5. FEES AND EXPENSES. As compensation for our professional services, MCF will receive a non-refundable financial advisory fee of $25,000 on July 11, 2003. This payment will be in consideration of the first month of services provided by MCF. MCF will receive a financial advisory fee of $5,000 for each month thereafter of its engagement by the Company, payable on the first day of each month. Company agrees to a six-month minimum obligation. ($50,000 total.) The Company also agrees to reimburse our reasonable out-of-pocket expenses (including, but not limited to, messenger, overnight courier, printing, travel and counsel fees) on a monthly basis, up to a maximum of $2,500 without written consent of the Company. In addition, on July 11, 2003, MCF will receive a warrant to purchase 500,000 shares of common stock of the Company at an exercise price equal to the dosing price of the Company's common stock as reported by the appropriate exchange on July 11, 2003. The number of shares of each warrant will be adjusted for stock splits or other dilutive events. The warrants will also include piggyback registration rights, a net exercise provision, will be fully exercisable on their issuance date and will have a term of five years from the issuance date. If MCF refers any buyers of the Company's proposed financing (as defined by any financing completed by the Company after the date of execution of this letter and prior to September 30, 2003), MCF will be paid 7.0% of the gross proceeds.

6. INDEMNITY AND CONTRIBUTION. The parties agree to the terms of MCF's standard indemnification agreement, which is attached hereto as APPENDIX A and incorporated herein by reference. The provisions of this paragraph 6 shall survive any termination of this Agreement.

7. OTHER BUSINESS. For one year from the effective date of this agreement, if the Company is considering an offer of securities to the public, the Company agrees to offer MCF the opportunity to participate as an advisor, with no less than a 30% role in the investment activity. If the Company is considering a private offer of securities, the Company agrees to offer MCF the opportunity to participate as sole advisor. MCF will also be given first right of refusal to act as financial advisor in the case of a merger or acquisition and to prepare any fairness opinion related to a merger or acquisition transaction. As compensation for any of the foregoing services, MCF will be paid customary fees to be mutually agreed upon at the appropriate time. The terms of any such additional engagements will be set forth in separate letter agreements containing terms and conditions to be mutually agreed upon, including without limitation appropriate indemnification provisions.

The Company further understands that if MCF is asked to act for the Company in any other formal additional capacity relating to this engagement, but not specifically addressed in this letter, then such activities shall constitute separate engagements and the terms and conditions of any such additional engagements will be embodied in one or more separate written agreements, containing provisions and terms to be mutually agreed upon, including without limitation appropriate indemnification provisions. The indemnity provisions in APPENDIX A shall apply to any such additional engagements, unless superseded by an indemnity provision set forth in a separate agreement applicable to any such additional engagements, and shall remain in full force and effect regardless of any completion, modification or termination of MCF's engagement(s)



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US Dataworks, Inc.
July 2, 2003
Page 4



8. OTHER MCF ACTIVITIES. MCF is a securities firm engaged in securities trading and brokerage activities as well as corporate financial advisory services. In the ordinary course of our trading and brokerage activities, MCF or its affiliates may hold positions, for its own account or the accounts of customers, in equity, debt or other securities of the Company.

         THIS AGREEMENT MAKES NO REPRESENTATION; NOR DOES IT SUGGEST, IMPLY OR GUARANTEE THAT A MERRIMAN CURHAN FORD & CO. ANALYST WILL PUBLISH A REPORT REGARDING THE COMPANY. FURTHER, IF A MERRIMAN CURHAN FORD & CO. ANALYST SHOULD CHOOSE TO PREPARE A REPORT REGARDING THE COMPANY: THIS AGREEMENT MAKES NO REPRESENTATION, NOR DOES IT SUGGEST, IMPLY OR GUARANTEE THAT SUCH REPORT WILL CAST THE COMPANY IN A FAVORABLE LIGHT, NOR RECOMMEND PURCHASE OF THE COMPANY'S STOCK.

9. COMPLIANCE WITH APPLICABLE LAW. In connection with this engagement, the Company and MCF will comply with all applicable federal, state and foreign securities laws and other applicable laws.

10. INDEPENDENT CONTRACTOR. MCF is and at all times during the term hereof will remain an independent contractor, and nothing contained in this letter agreement will create the relationship of employer and employee or principal and agent as between the Company and MCF or any of its employees. Without limiting the generality of the foregoing, all final decisions with respect to matters about which MCF has provided services hereunder shall be solely those of the Company, and MCF shall have no liability relating thereto or arising therefrom. MCF shall have no authority to bind or act for the Company in any respect. It is understood that MCF's responsibility to the Company is solely contractual in nature and that MCF does not owe the Company, or any other party, any fiduciary duty as a result of its engagement

11. SUCCESSORS AND ASSIGNS. This letter agreement and all obligations and benefits of the parties hereto shall bind and shall inure to their benefit and that of their respective successors and assigns. The indemnity and contribution provisions incorporated into this letter agreement are for the express benefit of the officers, directors, employees, consultants, agents and controlling persons of MCF and their respective successors and assigns.

12. ANNOUNCEMENTS. The Company grants to MCF the right to place customary announcement(s) of this engagement in certain newspapers and to mail announcement(s) to persons and firms selected by MCF, and all costs of such announcement(s) will be borne by MCF.

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US Dataworks, Inc.
July 2, 2003
Page 5



13. ARBITRATION. Any dispute between the parties concerning the interpretation, validity or performance of this letter agreement or any of its terms and provisions shall be submitted to binding arbitration in San Francisco County, California, before the American Arbitration Association, and the prevailing party in such arbitration shall have the right to have any award made by the arbitrators confirmed by a court of competent jurisdiction. The provisions of Section 1283.05 of the California Code of Civil Procedure, authorizing the taking of depositions and obtaining discovery, are incorporated herein by this reference and shall be applicable to any such arbitration.

14. GENERAL PROVISIONS. No purported waiver or modification of any of the terms of this letter agreement will be valid unless made in writing and signed by the parties hereto. Section headings used in this letter agreement are for convenience only, are not a part of this letter agreement and will not be used in construing any of the terms hereof. This letter agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is to be embodied in this letter agreement, and none of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention, not so set forth herein. No provision of this letter agreement shall be construed in favor of or against either of the parties hereto by reason of the extent to which either of the parties or its counsel participated in the drafting hereof. If any provision of this letter agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall in no way be affected and shall remain in full force and effect. In case of any litigation or arbitration between the parties hereto, the prevailing party shall be entitled to its reasonable legal fees. This letter agreement is made and entered in the State of California, and the laws of that state relating to contracts made in, and to be performed entirely in, the State shall govern the validity and the interpretation hereof. This letter agreement may be executed in any number of counterparts and by facsimile signature.

         If the foregoing correctly sets forth your understanding of our agreement, please sign the enclosed copy of this letter and return it to MCF, whereupon it shall constitute a binding agreement between us.

                                               Very truly yours,

                                               MERRIMAN CURHAN FORD & CO.


                                               By: /S/ D. JONATHAN MERRIMAN
                                                   -----------------------------
                                                   D. Jonathan Merriman
                                                     Chairman & CEO


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US Dataworks, Inc.
July 2, 2003
Page 6



         The undersigned hereby accepts, agrees to and becomes party to the foregoing letter agreement, effective as of the date first written above.

US DATAWORKS, INC.



By: /S/ JOHN REILAND
    --------------------------------
    John Reiland



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                      APPENDIX A--INDEMNIFICATION AGREEMENT

The Company agrees to indemnify and hold harmless MCF and its officers, directors, employees, consultants, attorneys, agents and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Secures Exchange Act of 1934, as amended) (MCF and each such other persons are collectively and individually referred to below as an "Indemnified Party") from and against any and all loss, claim, damage, liability and expense whatsoever, as incurred, including, without limitation, reasonable costs of any investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted, to which the Indemnified Party may become subject under any applicable federal or state law (whether in tort, contract or on any other basis) or otherwise, and related to the performance by the Indemnified Party of the services contemplated by this letter agreement and will reimburse the Indemnified Party for all expenses (including legal fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted from the Indemnified Party's bad faith, willful misconduct or gross negligence. The Company also agrees that the Indemnified Party shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company related to, or arising out of, the engagement of the Indemnified Party pursuant to, or the performance by the Indemnified Party of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted from the Indemnified party's bad faith, willful misconduct or gross negligence.

If the indemnity provided above shall be unenforceable or unavailable for any reason whatsoever, the Company, its successors and assigns, and the Indemnified Party shall contribute to all such losses, claims, damages, liabilities and expenses (including, without limitation, all costs of any investigation, legal or other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and MCF under the terms of this letter agreement or (ii) if the allocation provided for by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), but also the relative fault of the Company and MCF in connection with the matter(s) as to which contribution is to be made. The relative benefits received by the Company and MCF shall be deemed to be in the same proportion as the fee the Company actually pays to MCF bears to the total value of the consideration paid or to be paid to the Company and/or the Company's shareholders in the Capital Raising Transaction or Sale Transaction, as the case may be, or the Target in an Acquisition Transaction. The relative fault of the Company and MCF shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by MCF and the Company's and MCF's

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relative intent, knowledge, access to information and opportunity t o correct.
The Company and MCF agree that it would not be just or equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account these equitable considerations. Notwithstanding the foregoing, to the extent permitted by law, in no event shall the Indemnified Party's share of such losses, claims, damages, liabilities and expenses exceed, in the aggregate, the fee actually paid to the Indemnified Party by the Company.

The Indemnified Party will give prompt written notice to the Company of any claim for which it seeks indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission or from any liability it may have other than under this Appendix A. The Company shall have the right to assume the defense of any claim, lawsuit or action (collectively an "action") for which the Indemnified Party seeks indemnification hereunder, subject to the provisions stated herein with counsel reasonably satisfactory to the Indemnified Party. After notice from the Company to the Indemnified Party of its election so to assume the defense thereof, and so long as the Company performs its obligations pursuant to such election, the Company will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at its own expense; PROVIDED, HOWEVER, that the reasonable fees and expenses of such counsel shall be at the expense of the Company if the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available to the Company (in which event the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is needed). Despite the foregoing, the Indemnified Party shall not settle any claim without the prior written approval of the Company, which approval shall not be unreasonably withheld, so long as the Company is not in material breach of this Appendix A. Also, each Indemnified Party shall make reasonable efforts to mitigate its losses and liabilities. In addition to the Company's other obligations hereunder and without limitation, the Company agrees to pay monthly, upon receipt of itemized statements therefor, all reasonable fees and expenses of counsel incurred by an Indemnified Party in defending any claim of the type set forth in the preceding paragraphs or in producing documents, assisting in answering any interrogatories, giving any deposition testimony or otherwise becoming involved in any action or response to any claim relating to the engagement referred to herein, or any of the matters enumerated in the preceding paragraphs, whether or not any claim is made against an Indemnified Party or an Indemnified Party is named as a party to any such action.


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                US DATA WORKS, INC. / MERRIMAN CURHAN FORD & CO.
                               ADVISORY AGREEMENT


                     APPENDIX B -- OTHER BUSINESS EXCLUSION

Notwithstanding any provision of the captioned Advisory Agreement, including but not limited to Section 7, Other Business, MCF and the Company specifically hereby agree that MCF shall receive no compensation for any financing completed after the date of the Advisory Agreement and prior to September 30, 2003 that is the result of introductions and/or presentations made by or through the efforts of Andrew Racz ("Racz"), Bridgewater Capital ("Bridgewater"), or Barry Venison ("Venison") or any of their respective affiliates or designees. The Company confirms that discussions with Racz, Bridgewater and Venison concerning possible financings have commenced prior to the date of the Advisory Agreement. The Company further hereby obligates itself to fully inform MCF of any proposal, term sheet or other form of contemplated financing introduced by Racz, Bridgewater or Venison promptly upon receipt.

MERRIMAN CURHAN FORD & CO.


By: /S/ D. JONATHAN MERRIMAN
    ---------------------------------------                 --------------------
    D. Jonathan Merriman Date Chairman & CEO                         Date


US DATAWORKS, INC.


By: /S/ JOHN S. REILAND
    ---------------------------------------                 --------------------
    John S. Reiland, CFO                                             Date



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